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                                                              New Exhibit 10.3A

                             OPUS360 CORPORATION
                        733 THIRD AVENUE, 17TH FLOOR
                          NEW YORK, NEW YORK 10017



                                       September 2, 1999

Mr. Ari Horowitz
c/o Opus360 Corporation
733 Third Avenue, 17th Floor
New York, NY 10017

                                 AMENDMENT TO EMPLOYMENT AGREEMENT

Dear Ari:

          Reference is made to the Employment Agreement dated as of April__, 1999 (the "Employment Agreement"), between you and Opus360 Corporation (the "Company"). Capitalized terms used but not defined herein have the meanings ascribed thereto by the Employment Agreement.

          Pursuant to the Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") among the Company and the purchasers party thereto (collectively, the "Purchasers"), the Purchasers are acquiring shares of the Company's Series B Convertible Preferred Stock (the "Series B Shares"). As an inducement to the Purchasers to enter into the Purchase Agreement and purchase the Series B Shares, you hereby agree to amend the Employment Agreement in accordance with the following:

     1. TIME DEVOTED TO THE COMPANY. Section 3 of the Employment Agreement is hereby amended by deleting the third sentence and inserting in lieu thereof the following: "The Employee shall devote all of his loyalty and skill to the business of the Company and a preponderance of his business and professional time, attention and energy as may be reasonably necessary to carry on the business of the Company and to perform his duties under this Agreement, PROVIDED HOWEVER, that in no event shall the Employee devote less of his business and professional time, attention, and energy as is customary for a senior executive of comparable position as the Employee in companies similarly situated as the Company at such time."

     2. TERMINATION FOR CAUSE. Section 8(a) of the Employment Agreement is amended and restated in its entirety to read as follows:

               "(a) In the event that the Employee's employment with the Company is terminated for any reason (including by reason of the death or incapacity of the Employee), other than a Termination for Cause or a resignation by the Employee without Good Reason (a "Termination of Employment"), (i) the Employee shall be entitled to certain Rights (as such term is defined in clause (c) below), and (ii) the options granted to the Employee pursuant to the Option Agreement shall


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          become immediately exercisable and the Employee shall have at least
          180 days from the date the Employee's employment with the Company ended in which to exercise such options."

     3.   GOOD REASON; CAUSE.

          (a) Section 8(b)(ii) of the Employment Agreement is hereby amended by adding at the end thereof the following: ", unless the Employee has voluntarily consented in writing to such diminution of title, authority or duties in order to place another individual in the position of Chief Executive Officer."

          (b) Section 8 of the Employment Agreement is hereby amended by adding a new Section 8(d) at the end thereof to read in its entirety as follows:

               "(d) "Cause" means (i) the Employee's disregard of his duties, where such action would be in the ordinary course of the Employee's duties and such failure to act is reasonably likely to cause or has caused a material adverse effect on the Company;
          (ii) gross negligence or willful misconduct by the Employee in the performance of his duties which is reasonably likely to have or has had a material adverse effect on the Company; (iii) the commission by the Employee of any act of fraud or financial dishonesty with respect to the Company; or (iv) any felony conviction, provided that the decision to terminate the Employee for Cause (as described in clause (i), (ii) (iii) or (iv) must be approved by the unanimous consent of the board of directors of the Company (excluding the Employee if he is a director at such time)."

     4. NONCOMPETITION. Section 10 of the Employment Agreement is amended to read in its entirety as follows:

               "9.  COVENANTS AGAINST COMPETITION.

                    In the event that the Employee ceases to be an employee of the Company during the Term for any reason, then until the second anniversary of the termination date, the Employee shall not in any manner, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in or become interested in any business that is competitive with the business of the Company carried on by the Company as of the termination date. Notwithstanding the foregoing, the Employee may own less than two percent (2%) of the issued and outstanding capital stock of any publicly traded company."


     5. Except as amended hereby, the Employment Agreement shall remain in full force and effect.


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          If the foregoing is acceptable to you, please sign a copy of this letter agreement in the space provided below and return a copy of the executed letter to the undersigned.

                                       Very truly yours,

                                       /s/ Rich McCann
                                       -----------------
                                       Rich McCann
                                       Chief Financial Officer

AGREED TO AND ACKNOWLEDGED

/s/ Ari Horowitz
--------------------------
Ari Horowitz

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